SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 13, 2001




                        CITIZENS COMMUNICATIONS COMPANY
             (Exact name of Registrant as specified in its charter)


            Delaware                      001-11001              06-0619596
  (State or other jurisdiction          (Commission           (I.R.S. Employer
       of incorporation)                File Number)         Identification No.)

                        3 High Ridge Park, P.O. Box 3801
                           Stamford, Connecticut 06905
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Exhibits

         (c) Exhibits

               99.1 Press Release of Citizens Communications Company released November 13, 2001 announcing earnings for the quarter and nine months ended September 30, 2001.

               99.2  Financial and operating data

                                                   Citizens Communications
                                                   3 High Ridge Park
                                                   Stamford, CT 06905
                                                   203.614.5600
                                                   Web site: www.czn.net

-------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE

Contact:
Brigid Smith
Assistant Vice President,
Corporate Communications
203.614.5042
bsmith@czn.com

               Citizens Communications Reports 82 Percent Increase
                             in Third Quarter EBITDA
             Q3 '01 Revenue Increases 46 Percent from Q3 '00 Revenue

Stamford, Conn., November 13, 2001 -- Citizens Communications (NYSE:CZN, CZB) today reported financial results for the quarter ended September 30, 2001. Highlights of the quarter include:

* This is the first full quarter reporting 2.5 million telephone access lines, reflecting the acquisition of approximately 1.1 million Frontier Corp. lines on June 29. Annualized Incumbent Local Exchange (ILEC) operating results were in line with previously announced 2001 guidance targets of $1.55 billion in annual revenue, $800 million in annual EBITDA before restructuring and acquisition assimilation expenses, and annual capital expenditures of $400 million.
* Completed the replacement of the $6.15 billion, 364-day credit facilities with $4.5 billion of debt and committed facilities with a weighted average maturity of 10-1/2 years in conjunction with the issuance of approximately $750 million of its Common Stock and equity-linked securities.
* Began de-leveraging by reducing net debt and long-term debt liabilities (net of cash and short-term investments) by $340 million.
* Completed the divestiture of the Louisiana Gas division for $363.4 million on July 2, 2001 and recognized a $139.3 million pre-tax gain.
* Citizens recorded restructuring charges in the quarter related to its previously announced consolidation of operations support functions of Citizens and Frontier. The charges include a $13.0 million charge to operating expenses and $8.8 million to depreciation.
* Results include a $43.6 million non-cash after-tax charge relating to the discontinuation of FAS No. 71.

Consolidated third-quarter revenue from continuing operations, which includes revenue from the company's telecommunications, electric and gas operations, was $661.1 million, an increase of 46 percent from the third quarter of 2000. For the nine months ended September 30, 2001, consolidated revenue from continuing operations was $1,791.1 million, an increase of 36 percent from the same period in 2000.

Third quarter 2001 EBITDA from continuing operations totaled $251.9 million, an 82 percent increase over third quarter 2000 EBITDA of $138.3 million. For the nine months ended September 30, 2001, EBITDA from continuing operations was $620.4 million, an increase of 58 percent from the comparable period in 2000.

Consolidated net loss for the third quarter of 2001 was $.4 million, compared to net income of $1.5 million for the same period in 2000. For the nine months ended September 30, 2001, net income was $18.6 million compared to $11.8 million for the corresponding period in 2000.

The current and year-ago quarters include EBITDA of $237.6 million and $111.0 million, respectively, from the company's ILEC operations. Third quarter 2001 EBITDA loss from the company's Electric Lightwave operation was $2.1 million compared to $4.8 million in EBITDA for the comparable period in 2000. The current quarter also includes $15.9 million in EBITDA from the company's Public Services operations, compared to $22.3 million for the same period in 2000. The decrease is primarily due to the sale of Louisiana Gas, the largest of Citizens' four gas divisions, which was sold on July 2, 2001 for $363.4 million, resulting in a pre-tax gain of $139.3 million.

Citizens' results for the third quarter of 2001 include a $43.6 million non-cash after-tax charge relating to the discontinuance of FAS No. 71. Citizens has historically applied FAS No. 71 because its ILEC properties were predominantly regulated following a cost of service/rate of return approach. Beginning in the third quarter of 2001, these properties no longer met the criteria for application of FAS No. 71 due to the continuing process of deregulation and the introduction of competition to our existing rural local exchange telephone properties, and our expectation that these trends will continue for all Citizens' properties.

Restructuring expense of $13.0 million for the three and nine months ended September 30, 2001 is related to Citizens' previously announced plan to close its operations support center in Plano, Texas by April 2002. The restructuring resulted in the reduction of 749 employees. These expenses primarily consist of severance, benefits, retention, early lease termination costs and other planning and communication costs. We expect to incur additional costs of approximately $3.1 million through the first quarter of 2002.

Telecommunications - ILEC
The current quarter is the first full quarter reflecting the acquisition of Frontier Corp. on June 29, 2001. Access lines at the end of the third quarter of 2001 totaled approximately 2.5 million and include approximately 1,229,000 access lines acquired since September 30, 2000.

ILEC revenue for the third quarter of 2001 was $507.2 million, compared to $246.8 million for the same period in 2000. Acquisitions accounted for $245.5 million of the increase. Excluding acquisitions, revenue grew by 6 percent, led by access line growth of 3 percent. A 26 percent increase in the third quarter of 2001 in data and long-distance revenue, excluding acquisitions, reflects Citizens' continuing efforts to provide a more comprehensive set of services to its customers. Revenue for the nine months ended September 30, 2001 from the ILEC was $1,083.3 million, compared to $700.5 million for the same period in 2000 for a 55 percent increase year-over-year. Acquisitions accounted for $350.3 million of this increase.

ILEC EBITDA for the third quarter was $237.6 million, compared to $111.0 million in the same period of 2000. Third-quarter ILEC EBITDA results were affected by restructuring charges of $13.0 million and $5.1 million related to acquisition assimilation expense. Absent these expenses, EBITDA for the third quarter of 2001 would have been $255.7 million, compared to $123.5 million for the same period in 2000. The ILEC EBITDA margin for the third quarter of 2001, after restructuring and acquisition assimilation expense, was 50.4 percent, compared to 50.0 percent for the same period in 2000, reflecting the lower margins at the recently acquired Frontier properties as well as the current expenses of operating and consolidating the Citizens and Frontier operations.

The current quarter also includes an $8.8 million increase in depreciation due to the reduction in useful life of certain assets which will be phased out as a result of the restructuring. Operating results through the second quarter of 2002 will reflect the current expenses of two operations centers until the consolidation and integration is completed during 2002. The accelerated level of depreciation expense will also continue over the next three quarters.

ILEC EBITDA for the nine months ended September 30, 2001 was $535.7 million, up 72 percent from $312.1 million in the prior year period, resulting in an EBITDA margin of 49 percent. ILEC EBITDA for the nine months ended September 30, 2001 includes the above-described restructuring charges and assimilation expense related to acquisitions of telephone access lines. Absent these restructuring charges and assimilation expense, continuing ILEC EBITDA was $566.3 million, a 68 percent increase over the prior year's corresponding period, for an EBITDA margin of 52 percent for the nine months ended September 30, 2001 compared to 48 percent for the same period of 2000.

ILEC Financings
During the third quarter of 2001, the company completed the long-term financing of Citizens' local exchange access line acquisitions. The company sold $1.75 billion in long-term debt securities in August and completed bank financings of $1 billion of committed five-year revolving and 10-year-term debt during October. These financings provide excess liquidity and financial flexibility. Since May 2001, Citizens has issued $4.5 billion of debt and committed bank facilities with a weighted average maturity of 10 1/2 years in conjunction with the issuance of approximately $750 million of Common Stock and equity-linked securities.

In the third quarter of 2001, Citizens began de-leveraging by reducing net debt and long-term liabilities (net of cash and short-term investments) by $340 million.

Electric Lightwave, Inc. (NASDAQ: ELIX)
Third quarter Electric Lightwave, Inc. (ELI) revenue totaled $53.3 million, compared to $63.6 million for the same period in 2000. Although revenue for the quarter was down 16 percent from the corresponding period in 2000, the Network Services component of revenue grew 21 percent due to sales of additional circuits to new and existing customers as ELI concentrated upon its targeted customer base. The revenue decrease was primarily due to reduced rates for reciprocal compensation, the non-renewal of a take-or-pay contract with a major customer, and reduced demand from ISPs and other carriers for Internet-related traffic.

ELI revenue for the nine months ended September 30, 2001 was $176.3 million, compared to $181.0 million for the same period in 2000.

ELI's gross margin during the third quarter of 2001 was 68 percent. ELI's third-quarter 2001 EBITDA loss of $2.1 million was impacted by a workforce reduction with an associated expense of $1.4 million, and lower-than-anticipated revenue for the quarter. ELI EBITDA for the third quarter of 2000 was $4.8 million. ELI EBITDA for the nine months ended September 30, 2001 was $5.2 million, compared to a $3.3 million EBITDA loss for the same period in 2000.

ELI's Class A Common Stock is currently traded on the Nasdaq National Market System, but the stock does not meet minimum bid price and market value of public float requirements for continued listing that were applicable on September 27, 2001. On that date Nasdaq Stock Market, Inc. implemented a moratorium until January 2, 2002, at which time compliance with the minimum requirements for listing on the Nasdaq National and SmallCap Markets will start anew. If ELI's Class A Common Stock does not meet the requirements of the National Market System for 30 consecutive days, and is unable to regain compliance within 90 days, the stock could be subject to delisting at that time.

Public Services
In September, the California Public Utilities Commission (PUC) approved the sale of Citizens' water operations to American Water Works. The proposed $835 million sale is still pending an appeal of the PUC order. The company currently is working toward a closing before year end.

Gas and Electric third-quarter revenues totaled $101.7 million versus $143.1 million for the prior year's quarter. Public Services EBITDA was $15.9 million for the third quarter of 2001, compared to $22.3 million for the same period in 2000, primarily due to the sale of Louisiana Gas.

Revenues for the nine months ended September 30, 2001 totaled $534.5 million versus $440.6 million for the same period in 2000. For the nine months ended September 30, 2001, Public Services EBITDA was $77.4 million compared to $84.1 million for the same period of 2000.

Guidance for the ILEC for the year ended 2001 is reaffirmed at $1.55 billion in annual revenue, $800 million in annual EBITDA before restructuring and acquisition assimilation expenses, and annual capital expenditures of $400 million. For Electric Lightwave, 2001 guidance is being lowered to $228 million in revenue, $10 million in EBITDA, and capital expenditures of $55 million.

About Citizens Communications
Citizens Communications serves approximately 2.5 million access lines in 24 states and is acquiring an additional 70,000 access lines. It owns 85 percent of Electric Lightwave, Inc. (NASDAQ: ELIX). More information on Citizens may be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal or regulatory policy, changes in legislation, the company's ability to identify future markets and successfully expand existing ones, the mix of products and services offered in the company's target markets, the effects of acquisitions and dispositions and the ability to effectively integrate businesses acquired. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.



                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)
                                                                       For the quarter ended        For the nine months ended
                                                                          September 30,                  September 30,
                                                                       --------------------         ------------------------
                                                                                              %                                %
(Amounts in thousands - except per-share amounts)                         2001      2000    Change     2001        2000     Change
                                                                       ---------------------------  -------------------------------
Income Statement Data
Continuing operations  (1)
     Revenue                                                           $ 661,121  $452,710     46%   $1,791,144  $1,320,019     36%
     Cost of Services                                                    123,214   114,497      8%      477,107     338,839     41%
     Depreciation and amortization                                       193,662    95,859    102%      413,734     278,483     49%
     Other operating expenses                                            267,892   187,373     43%      662,972     563,427     18%
     Restructuring expenses                                               13,002         -    100%       13,002           -    100%
     Acquisition assimilation expense                                      5,119    12,539    -59%       17,665      24,130    -27%
     Operating income                                                     58,232    42,442     37%      206,664     115,140     79%
     Investment and other income, net (2)                                  3,070     5,096    -40%       16,495      27,135    -39%
     Gain on sale of assets                                              139,304         -    100%      139,304           -    100%
     Interest expense                                                    123,452    49,559    149%      258,033     128,899    100%
     Income tax expense                                                   39,610      (202) 19709%       49,183       5,096    865%
     Convertible preferred dividends                                       1,553     1,553       -        4,658       4,658       -
Income (loss) from continuing operations                                  35,991    (3,372)  1167%       50,589       3,622   1297%
Income from discontinued operations, net of tax                            7,199     4,838     49%       11,675       8,182     43%
Extraordinary expense-discontinuation of Statement of Financial
     Accounting Standards No. 71, net of tax                              43,631         -    100%       43,631           -    100%
Net income (loss)                                                           (441)    1,466   -130%       18,633      11,804     58%
     Carrying cost of equity forward contracts                             1,003         -    100%       13,650           -    100%
Available to common shareholders                                          (1,444)    1,466   -198%        4,983      11,804    -58%


EBITDA and Capital Expenditure Data (3)
     EBITDA from continuing operations                                 $ 251,894  $138,301     82%   $  620,398  $  393,623     58%
     EBITDA from discontinued operations                                  20,043    14,422     39%       42,052      33,811     24%
     Total Company EBITDA                                                271,937   152,723     78%      662,450     427,434     55%
     EBITDA from continuing operations before restructuring and
       acquisition assimilation expenses                                 270,015   150,840     79%      651,065     417,753     56%
     Cash capital expenditures from continuing operations                115,768    97,561     19%      299,861     349,866    -14%
     Cash capital expenditures from assets held for sale                  16,918    19,720    -14%       50,619      59,475    -15%
     Cash capital expenditures from discontinued operations                7,823    34,596    -77%       20,716      69,072    -70%
     Total Company cash capital expenditures                             140,509   151,877     -7%      371,196     478,413    -22%

Balance Sheet Data
     Cash and investments                                                                            $  297,542  $  418,075    -29%
     Total assets                                                                                    10,385,131   6,519,811     59%
     Net plant (continuing operations)                                                                4,537,291   3,255,120     39%
     Assets held for sale                                                                             1,093,939   1,129,055     -3%
     Assets of discontinued operations                                                                  743,238     638,891     16%
     Long-term debt (continuing operations)                                                           6,243,591   2,925,680    113%
     Equity                                                                                           1,986,136   1,849,104      7%
     Shares of common stock outstanding                                                                 280,036     261,820      7%
     Weighted average shares outstanding                                 285,615   260,309     10%      271,346     260,046      4%

Per-Share Data (4)
     Available to common shareholders from continuing operations       $    0.12  $  (0.01)  1300%   $     0.14  $     0.01   1300%
     Available to common shareholders per common share                     (0.01)     0.01   -200%         0.02        0.05    -60%
     EBITDA per share from continuing operations                            0.88      0.53     66%         2.29        1.51     52%
     EBITDA per share from discontinued operations                          0.07      0.06     17%         0.15        0.13     15%
     Total Company EBITDA per share                                         0.95      0.59     61%         2.44        1.64     49%
     Book value per share                                                                                  7.32        7.11      3%

Other Financial Data
     Long-term debt to long-term debt and equity                                                            76%         61%
     Common equity market capitalization (in billions)                                               $     2.63  $     3.50
     Equity market capitalization (in billions)                                                      $     2.81  $     3.72
     Market capitalization (in billions)  (5)                                                        $     9.05  $     6.65


  (1)  Includes ours Incumbent Local Exchange Carrier (ILEC), Electric Lightwave, Inc. (ELI), (our Competitive Local Exchange
     Carrier) and our natural gas and electric businesses.
       The natural gas and electric businesses are presented in continuing operations in the selected income statement data and as assets held for sale in the balance sheet data.
       We are reporting our water and wastewater businesses as discontinued operations.
       Prior year has been restated to conform to current presentation.  Continuing operations reflect the elimination of intercompany transactions (see segment footnote in the SEC Form 10-Q).
  (2)  Includes $12,222 of minority interest for the nine months ended 9/30/2000.
  (3)  EBITDA is operating income plus depreciation and amortization.
  (4)  Calculated based on weighted average shares outstanding.
  (5)  Equity market capitalization plus long-term debt.

                         Citizens Communications Company
                     Financial and Operating Data by Service

                                                           For the quarter ended                For the nine months ended
                                                               September 30,                          September 30,
                                                         --------------------------            ----------------------------
                                                                                      %                                        %
(Dollars in thousands, except operating data)                2001         2000      Change          2001          2000      Change
                                                         -----------------------------------   -------------------------------------
ILEC

Select Income Statement Data
Revenue
       Network access services                               $ 189,034   $ 114,725      65%        $  461,549    $  330,018     40%
       Local network services                                  194,398      83,633     132%           390,802       231,557     69%
       Long distance and data services                          71,860      26,422     172%           135,144        75,404     79%
       Directory services                                       25,253       9,376     169%            46,942        27,299     72%
       Other                                                    26,657      12,611     111%            48,898        36,197     35%
Total revenue                                                  507,202     246,767     106%         1,083,335       700,475     55%
       Network access expense                                   45,846      16,723     174%            80,994        51,372     58%
       Depreciation and amortization                           173,014      65,857     163%           347,703       195,628     78%
       Other operating expenses                                205,619     106,542      93%           436,014       312,883     39%
       Restructuring expenses (1)                               13,002         -       100%            13,002           -      100%
       Acquisition assimilation expense (2)                      5,119      12,539     -59%            17,665        24,130    -27%
Total expense                                                  442,600     201,661     119%           895,378       584,013     53%
Operating income                                                64,602      45,106      43%           187,957       116,462     61%

EBITDA and Capital Expenditure Data
       EBITDA (3)                                            $ 237,616   $ 110,963     114%        $  535,660    $  312,090     72%
       EBITDA margin (4)                                           47%         45%       4%               49%           45%      9%
       EBITDA before restructuring and acquisition
        assimilation expenses                                  255,737     123,502     107%           566,327       336,220     68%
       EBITDA margin before acquisition assimilation
        expenses                                                   50%         50%       0%               52%           48%      8%
       Cash capital expenditures                               107,166      76,912      39%           255,955       259,002     -1%

Balance Sheet Data
       Total assets                                                                                $7,067,649    $3,038,634    133%
       Net plant                                                                                    3,626,720     2,339,053     55%

Operating Data
       Access Lines:  (4)
         Embedded properties excluding acquisitions                                                 1,261,406     1,223,876      3%
         Acquired properties                                                                        1,229,058           -      100%
         Total Access lines                                                                         2,490,464     1,223,876    103%
       Switched access minutes of use (in millions)(5)
         Excluding acquisitions                                  1,676       1,454      15%             5,037         4,157     21%
         Acquisitions                                            1,426         -       100%             1,817           -      100%
         Total MOU                                               3,102       1,454     113%             6,854         4,157     65%
       Employees                                                                                        7,759         4,193     85%

(1) Represents expenses associated with our plan to close our operations support center in Plano, Texas by April 2002.
(2)  Represents expenses associated with the completed and pending acquisitions.
(3)  EBITDA is operating income plus depreciation and  amortization.
(4)  EBITDA divided by total revenue.
(5) Acquisitions represent minutes of use from entities acquired after September 30, 2000.


                         Citizens Communications Company
                     Financial and Operating Data by Service

                                                        For the quarter ended                  For the nine months ended
                                                            September 30,                            September 30,
                                                    ------------------------------           -------------------------------
                                                                                      %                                    %
(Dollars in thousands, except operating data)            2001           2000       Change         2001         2000      Change
                                                    --------------------------------------   -----------------------------------
 Electric Lightwave, Inc.

Select Income Statement Data
Revenue
       Network services                                 $ 26,077     $ 21,627       21%      $   77,966     $  54,804      42%
       Local telephone services                           14,450       25,187      -43%          58,114        75,412     -23%
       Long distance services                              3,131        3,728      -16%           9,314        12,590     -26%
       Data services                                       9,672       13,068      -26%          30,927        38,202     -19%
Total revenue                                             53,330       63,610      -16%         176,321       181,008      -3%
       Network access expense                             17,232       17,821       -3%          51,014        56,811     -10%
Gross margin                                              36,098       45,789      -21%         125,307       124,197       1%
       Depreciation and amortization                      19,919       16,306       22%          58,647        43,782      34%
       Other operating expenses                           38,221       41,013       -7%         120,073       127,521      -6%
Total expense                                             75,372       75,140        0%         229,734       228,114       1%
Operating loss                                           (22,042)     (11,530)     -91%         (53,413)      (47,106)    -13%

EBITDA and Capital Expenditure Data
       EBITDA (1)                                       $ (2,123)    $  4,776     -144%      $    5,234     $  (3,324)    257%
       Cash capital expenditures  (2)                      8,602       20,649      -58%          43,906        90,864     -52%

Balance Sheet Data
       Total assets                                                                          $  923,476     $ 906,280       2%
       Gross plant                                                                            1,029,724       962,454       7%

Operating Data
       Access Line Equivalents                                                                  172,372       203,911     -15%
       Route miles                                                                                6,737         5,921      14%
       Fiber miles                                                                              353,785       297,208      19%
       Customers                                                                                  2,245         2,915     -23%
       Buildings connected                                                                          860           850       1%
       Employees                                                                                    928         1,156     -20%
       Revenue per employee                             $ 57,468     $ 55,026        4%      $  190,001     $ 156,581      21%
       Reciprocal compensation received (in thousands)  $  2,697     $  9,202      -71%      $   18,422     $  29,228     -37%


    (1)  EBITDA is operating income plus depreciation and amortization.
    (2)  Excludes capitalized leases.

                         Citizens Communications Company
                     Financial and Operating Data by Service

                                                          For the quarter ended                 For the nine months ended
                                                              September 30,                           September 30,
                                                        ---------------------------           ------------------------------
                                                                                       %                                       %
(Dollars in thousands, except operating data)               2001          2000      Change         2001           2000       Change
                                                        -----------------------------------   --------------------------------------
Gas Sector (1)

Select Income Statement Data
Revenue
       Residential distribution                           $ 11,069     $ 28,112      -61%       $ 175,858      $ 117,534      50%
       Commercial distribution                              19,718       26,897      -27%         113,272         94,080      20%
       Industrial distribution                               6,193       19,336      -68%          60,240         44,038      37%
       Total distribution                                   36,980       74,345      -50%         349,370        255,652      37%
       Other                                                   737        5,987      -88%          11,017         15,101     -27%
Total revenue                                               37,717       80,332      -53%         360,387        270,753      33%
       Gas purchased                                        24,988       48,182      -48%         252,065        148,238      70%
Gross margin                                                12,729       32,150      -60%         108,322        122,515     -12%
       Depreciation and amortization (2)                       152        6,707      -98%             457         19,076     -98%
       Other operating expenses                              8,860       24,233      -63%          65,652         79,279     -17%
Total expense                                               34,000       79,122      -57%         318,174        246,593      29%
Operating income                                             3,717        1,210      207%          42,213         24,160      75%

EBITDA and Capital Expenditure Data
       EBITDA (3)                                         $  3,869     $  7,917      -51%       $  42,670      $  43,236      -1%
       Cash capital expenditures                             8,035       12,305      -35%          26,189         36,043     -27%

Balance Sheet Data
       Assets held for sale                                                                     $ 441,089      $ 598,048     -26%
       Net plant                                                                                  354,313        514,908     -31%

Operating Data
       Customers                                                                                  200,062        467,870     -57%
       Employees                                                                                      533            989     -46%
       Customers per employee                                                                         375            473     -21%
       Gross margin (net revenue) per employee            $ 23,882     $ 32,508      -27%       $ 203,231      $ 123,878      64%
       Billion Cubic Feet of gas throughput (BCF)              3.1         13.2      -77%            40.7           50.9     -20%



(1) Our Louisiana Gas operations were disposed of by sale on July 2, 2001. The sale of this operation affects comparability of data presented.
(2) Our gas operations are reported as "held for sale". Accordingly, we ceased to record depreciation expense effective October 1, 2000.
(3)  EBITDA is operating income plus depreciation and amortization.



                         Citizens Communications Company
                     Financial and Operating Data by Service

                                                       For the quarter ended                  For the nine months ended
                                                           September 30,                            September 30,
                                                     ---------------------------           --------------------------------
                                                                                    %                                       %
(Dollars in thousands, except operating data)            2001          2000      Change         2001          2000        Change
                                                     -----------------------------------   ---------------------------------------
Electric Sector

Select Income Statement Data
Revenue
       Residential distribution                        $ 28,291     $ 28,227        0%       $   74,355    $   74,276       0%
       Commercial distribution                           18,691       18,666        0%           50,125        50,233       0%
       Industrial distribution                           12,668       13,168       -4%           37,942        36,841       3%
       Total distribution                                59,650       60,061       -1%          162,422       161,350       1%
       Other                                              4,303        2,709       59%           11,692         8,529      37%
Total revenue                                            63,953       62,770        2%          174,114       169,879       2%
       Electric energy and fuel oil purchased            36,149       32,540       11%           95,804        84,514      13%
Gross margin                                             27,804       30,230       -8%           78,310        85,365      -8%
       Depreciation and amortization (1)                    335        6,729      -95%            6,135        19,806     -69%
       Other operating expenses                          15,821       15,816        0%           43,568        44,486      -2%
 Total expense                                           52,305       55,085       -5%          145,507       148,806      -2%
Operating income                                         11,648        7,685       52%           28,607        21,073      36%

EBITDA and Capital Expenditure Data
       EBITDA (2)                                      $ 11,983     $ 14,414      -17%       $   34,742    $   40,879     -15%
       Cash capital expenditures                          8,883        7,415       20%           24,430        23,432       4%

Balance Sheet Data
       Assets held for sale                                                                  $  652,850    $  531,007      23%
       Net plant                                                                                440,143       417,561       5%

Operating Data
       Customers                                                                                132,129       123,572       7%
       Employees                                                                                    340           335       1%
       Customers per employee                                                                       389           369       5%
       Gross margin (net revenue) per employee         $ 81,776     $ 90,239       -9%       $  230,324    $  254,821     -10%
       Megawatt hours sold                              582,441      578,505        1%        1,520,245     1,476,974       3%
       Megawatt hours generated                         104,755       92,865       13%          315,770       296,154       7%
       Megawatt hours purchased                         530,605      527,151        1%        1,334,788     1,327,966       1%



(1) Our electric operations are reported as "held for sale". Accordingly, we ceased to record depreciation expense effective January 1, 2001.
(2)  EBITDA is operating income plus depreciation and amortization.

                                   Signature
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                CITIZENS COMMUNICATIONS COMPANY
                -------------------------------
                         (Registrant)


                  By: /s/ Robert J. Larson
                      -------------------------------------------
                      Robert J. Larson
                      Vice President and Chief Accounting Officer



Date: November 13, 2001